Exhibit 99.1

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial (NASDAQ FCFC) Reports Third Quarter 2005 Earnings

Waco, Texas November 10, 2005…

Highlights of the Quarter:

•                              FirstCity reports 3rd quarter 2005 earnings of $1,011,419 or $.08 per  diluted share

•                              FirstCity invested $18.1 million in portfolio assets for the quarter.

•                              FirstCity reports continued earning asset growth of $11 million for the quarter.

Components of the quarterly results are detailed below (dollars in thousands except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2005	2004	2005	2004
Portfolio Asset Acquisition and Resolution	$2,020	$3,638	$10,263	$10,127
Corporate interest	—	(978)	—	(3,004)
Corporate overhead	(1,328)	(1,708)	(4,202)	(4,051)
Earnings from continuing operations	692	952	6,061	3,072
Earnings from discontinued operations net of taxes	319	1,956	222	7,984
Net earnings to common stockholders	$1,011	$2,908	$6,283	$11,056
Diluted earnings per common share	$0.08	$0.25	$0.52	$0.94

Earnings from continuing operations of $692,000 for the quarter were down from $2.8 million in the second quarter primarily due to lower revenues from equity investments, which were impacted by lower collection levels of $47 million down from $63.8 million in the second quarter, as well as provisions of $322,000 recorded on wholly-owned portfolios.

James T. Sartain, President and CEO said, “We remain very positive on the outlook for FirstCity. It is typical for the timing of   the cash collections to vary quarter to quarter. Lower collections during the third quarter are due to timing and do not indicate a decline in value of the portfolio investments. Acquisitions remain strong and we continue to grow the earning asset base of the Company. The market for potential equity investments remains robust and we are currently evaluating 22 different transactions representing over $2 billion in face value of assets.”

Discontinued operations impacted the quarter by $319,000. The positive impact of a $600,000 tax benefit, which was the result of the reversal of a state income tax accrual previously recorded upon the Company’s sale of its interest in Drive Financial Services LLP in 2004, was offset by a downward revaluation of the residual interest held in Discontinued Operations of $252,000.

Portfolio Asset Acquisition and Resolution

FirstCity purchased $32.9 million in portfolio assets during the third quarter of 2005.  Purchases consisted of eight portfolios —  seven in the United States and one in South America.  Invested equity of $18.1 million for the quarter advanced total year investments to $36.4 million.

(more)

Portfolio purchases are detailed below (in millions):

			Latin		Invested
	Domestic	Europe	America	Total	Equity
2005
3rd Quarter	$32.3	$—	$0.6	$32.9	$18.1
2nd Quarter	16.1	—	—	16.1	16.1
1st Quarter	12.1	—	2.8	14.9	2.2
YTD 2005	$60.5	$—	$3.4	$63.9	$36.4	*
2004
4th Quarter	$23.2	$—	$22.7	$45.9	$11.1
3rd Quarter	26.6	—	9.5	36.1	27.1
2nd Quarter	34.9	9.8	40.7	85.4	18.5
1st Quarter	6.5	—	0.2	6.7	3.1
Total Year 2004	$91.2	$9.8	$73.1	$174.1	$59.8
Total Year 2003	$92.6	$31.2	$5.4	$129.2	$22.9	*
Total Year 2002	$61.4	$98.7	$11.7	$171.8	$16.7

* In addition to the portfolio acquisitions above, FirstCity invested $2.0 million in partnerships during the first nine months of 2005 and $3.4 million in partnerships during 2003.

Operating contribution from the Portfolio Asset Acquisition business for the third quarter was $2.0 million. The earnings are comprised of $5.6 million in revenues, $1.8 million in equity in earnings of investments and $5.4 million of expenses, including a provision for loan losses of $322,000. The business generated 64% of the revenues (including equity in earnings of investments) from domestic investments, 28% from investments in Latin America and 8% from investments in Europe. The major components of revenue for the quarter include equity earnings in Acquisition Partnerships and servicing entities of $1.8 million, servicing fees of $2.9 million, gain on resolution of Portfolio Assets of $1.3 million and interest income of $1.2 million.

Operating contribution from the Portfolio Asset Acquisition business for the third quarter includes net foreign currency gains of $234,000, which is comprised of $37,000 in Mexican peso gains and $197,000 of Euro gains. Quarterly results were less impacted by foreign currency fluctuations, as the Company borrowed in Euros to hedge the risk associated with foreign currency exposure.

The following table details the impact of these items on corporate earnings:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Illustration of the Effects of Currency	2005	2004	2005	2004
Fluctuations (dollars in thousands)	(unaudited)		(unaudited)
Net earnings to Common Stockholders as reported	$1,011	$2,908	$6,283	$11,056
Mexican Peso gains (losses)	37	174	781	(42)
Euro gains	197	295	691	853

Peso exchange rate at valuation date	10.85	11.58
Euro exchange rate at valuation date	0.83	0.82

Conference Call

A conference call will be held today at 9:00 a.m. Central time to discuss third quarter 2005 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Third Quarter 2005 Conference Call
Date:	Thursday, November 10, 2005
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer
Web
Access:	FirstCity’s web page-		www.fcfc.com/invest.htm or,
	CCBN’s Investor websites-		www.streetevents.com and,
www.earnings.com
Dial In
Access:	Domestic	800-599-9829
	International	617-847-8703
	Pass code -	67978255
Replay	Domestic	888-286-8010
	International	617-801-6888

	Pass code -	60074987

The replay will be available until Friday, November 18, 2005.

Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets, the degree to which the Company is leveraged, the Company’s continued need for financing, availability of the Company’s credit facilities, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the ability of the Company to utilize net operating loss carry forwards, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry, fluctuation in residential and commercial real estate values, capital markets conditions, including  the markets for asset-backed securities, uncertainties of any litigation arising from discontinued operations, factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 22, 2005, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common stock is listed on the NASDAQ National Market System under the symbol “FCFC.”

FirstCity Financial Corporation

Summary of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
Servicing fees from affiliates	$2,891	$3,328	$8,972	$10,076
Gain on resolution of Portfolio Assets	1,299	601	4,366	838
Interest income from affiliates	420	653	1,293	1,694
Loan interest income	825	215	1,903	339
Other income	269	489	1,079	2,303
Total revenues	5,704	5,286	17,613	15,250
Expenses:
Interest and fees on notes payable to affiliates	9	12	27	57
Interest and fees on notes payable - other	909	2,074	2,619	5,580
Interest on shares subject to mandatory redemption	—	66	—	199
Salaries and benefits	3,571	3,673	11,413	11,227
Provision for loan and impairment losses	322	1	436	23
Occupancy, data processing, communication and other	1,908	2,141	5,574	5,374
Total expenses	6,719	7,967	20,069	22,460
Earnings from continuing operations before income taxes, minority interest and equity in earnings of investments	(1,015)	(2,681)	(2,456)	(7,210)
Income taxes	(79)	11	(321)	(145)
Minority interest	3	(34)	(36)	(43)
Equity in earnings of investments	1,783	3,656	8,874	10,470
Earnings from continuing operations	692	952	6,061	3,072
Discontinued operations
Earnings (loss) from operations of discontinued components	(281)	2,211	(378)	8,666
Income taxes	600	(255)	600	(682)
Earnings (loss) from discontinued operations	319	1,956	222	7,984
Net earnings	$1,011	$2,908	$6,283	$11,056

Basic earnings per common share are as follows:
Earnings from continuing operations	$0.06	$0.09	$0.54	$0.28
Discontinued operations	$0.03	$0.17	$0.02	$0.71
Net earnings per common share	$0.09	$0.26	$0.56	$0.99
Wtd. avg. common shares outstanding	11,298	11,236	11,278	11,223

Diluted earnings per common share are as follows:
Earnings from continuing operations	$0.05	$0.08	$0.50	$0.26
Discontinued operations	$0.03	$0.17	$0.02	$0.68
Net earnings per common share	$0.08	$0.25	$0.52	$0.94
Wtd. avg. common shares outstanding	12,008	11,837	12,012	11,816

Selected Unaudited Balance Sheet Data
	September 30,	December 31,
	2005	2004
Cash	$7,522	$9,724
Portfolio Assets, net	43,197	37,952
Loans receivable	19,394	21,255
Equity investments	65,652	57,815
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	9,120	10,193
Discontinued mortgage assets held for sale	167	1,817
Total assets	$165,153	$158,857

Notes payable to affiliates	$671	$491
Notes payable - other	61,538	50,812
Minority interest and other liabilities	5,367	6,048
Liabilities from discontinued consumer operations	311	9,033
Liabilities from discontinued mortgage operations	—	50
Total liabilities	67,887	66,434
Total equity	97,266	92,423
Total liabilities and quity	$165,153	$158,857

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$7,359	$8,815	$26,126	$25,249
Expenses	5,017	5,176	15,427	15,099
Operating contribution before provision for loan and impairment losses	2,342	3,639	10,699	10,150
Provision for loan and impairment losses	322	1	436	23
Operating contribution, net of direct taxes	$2,020	$3,638	$10,263	$10,127
Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$32,299	$26,586	$60,481	$68,072
Latin America	625	9,467	3,388	50,267
Europe	—	—	—	9,837
Total	$32,924	$36,053	$63,869	$128,176

	Purchase	FirstCity's
	Price	Investment
Historical Acquisitions - Annual:
2005 year to date	$63,869	$36,395
2004	174,139	59,762
2003	129,192	22,944
2002	171,769	16,717
2001	224,927	24,319
2000	394,927	22,140

	September 30,	December 31,
	2005	2004
Portfolio acquisition and resolution assets by region:
Domestic	$92,317	$77,280
Latin America	19,002	20,876
Europe	17,063	19,859
Total	$128,382	$118,015

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues by region:
Domestic	$4,692	$4,686	$15,418	$13,035
Latin America	2,088	2,751	7,458	7,613
Europe	579	1,378	3,250	4,601
Total	$7,359	$8,815	$26,126	$25,249

Revenues by source:
Equity earnings	$1,783	$3,656	$8,874	$10,470
Servicing fees	2,891	3,328	8,972	10,076
Interest income - loans	1,246	868	3,197	2,033
Gain on resolution of Portfolio Assets	1,299	601	4,366	838
Other	140	362	717	1,832
Total	$7,359	$8,815	$26,126	$25,249

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Analysis of Equity Investments in Acquisition Partnerships:
FirstCity's Average investment in Acquisition Partnerships
Domestic	$37,384	$37,920	$36,716	$36,969
Latin America	1,893	1,159	1,725	1,102
Europe	16,822	17,779	18,016	17,708
Total	$56,099	$56,858	$56,457	$55,779

FirstCity Share of Equity Earnings:
Domestic	$1,784	$2,420	$6,008	$6,963
Latin America	(478)	(71)	(8)	(849)
Europe	477	1,307	2,874	4,356
Total	$1,783	$3,656	$8,874	$10,470

Selected other data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$44,568	$22,160	$40,305	$13,552
Latin America	17,766	18,090	18,548	16,163
Europe	509	609	517	1,391
Total	$62,843	$40,859	$59,370	$31,106

Income from wholly owned portfolio assets and loans receivable:
Domestic	$2,189	$863	$6,445	$1,309
Latin America	349	600	1,096	1,513
Europe	7	6	22	49
Total	$2,545	$1,469	$7,563	$2,871

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$751	$1,192	$2,725	$3,453
Average servicing fee %	3.8%	3.7%	3.8%	3.8%
Latin American partnerships:
Servicing fee revenue	$2,039	$2,017	$5,935	$6,373
Average servicing fee %	13.8%	7.7%	12.1%	10.4%
Incentive service fees	$101	$119	$312	$250
Total Service Fees:
Servicing fee revenue	$2,891	$3,328	$8,972	$10,076
Average servicing fee %	8.4%	5.7%	7.4%	6.7%

Collections:
Domestic	$19,781	$32,282	$72,008	$89,720
Latin America	14,749	26,352	48,924	61,447
Europe	12,477	20,867	41,463	70,574
Subtotal	47,007	79,501	162,395	221,741
Wholly-owned	5,804	3,157	19,735	4,311
Total	$52,811	$82,658	$182,130	$226,052

Servicing portfolio (face value)
Domestic	$508,891	$470,002
Latin America	1,421,124	1,156,011
Europe	808,568	851,080
Total	$2,738,583	$2,477,093

Number of personnel at period end:
Domestic	65	62
Latin America	139	137
Corporate	33	33
Total personnel	237	232